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                                                                EXHIBIT 23.5



                        CONSENT OF ARTHUR ANDERSEN LLP


        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                            ARTHUR ANDERSEN LLP


Oakland, California
April 10, 1997